Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Superior Drilling Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share
	Equity	Preferred Stock, par value $0.001 per share
	Other	Warrants
	Other	Subscription Rights
	Other	Purchase Contracts
	Other	Units (2)
	Unallocated (Universal) Shelf (1)	-	Rule 457(o)	-	-	$20,000,000	.00011020	$2,204

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$20,000,000		$2,204
Total Fees Previously Paid
Total Fee Offsets
	Net Fee Due							$2,204

(1)	The securities registered consist of $20,000,000 of an indeterminate number or amount of Common Stock, Preferred Stock, Warrants, Subscription Rights, Purchase Contracts and Units, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $20,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Calculation of Registration Fee” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Calculation of Registration Fee” table above. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(2)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources